Exhibit 32

Certification Pursuant to Section 18 U.S.C. Section 1350

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “Report”) by Kirby Corporation (the “Company”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOSEPH H. PYNE
Joseph H. Pyne
Chairman, President and
Chief Executive Officer

/s/ DAVID W. GRZEBINSKI
David W. Grzebinski
Executive Vice President and
Chief Financial Officer

Dated: November 5, 2010